UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2010, Eastern Insurance Holdings, Inc. (the “Company”) announced the succession plan for its Chief Executive Officer position, which was adopted by the Company’s Board of Directors on August 19, 2010. Under the succession plan, effective January 1, 2011, current Chief Executive Officer, Bruce M. Eckert, will become Vice Chairman of the Board of Directors and current President and Chief Operating Officer, Michael L. Boguski, will assume the role of President and Chief Executive Officer.

Mr. Boguski, age 47, is the President and Chief Operating Officer of the Company and its operating subsidiaries and has been with the Eastern organization since the inception of the workers’ compensation insurance business in 1997. He has served on the board of directors of the Company’s operating subsidiaries since 2001. Mr. Boguski is responsible for the company operations and will continue to serve as the Chief Underwriting Officer at Eastern Alliance Insurance Group. Mr. Boguski has over 22 years of insurance industry experience, including previous positions as Underwriting Manager at Aetna Property & Casualty Company and Alternative Markets Underwriting Manager at the PMA Group.

In connection with the succession plan, on August 23, 2010, Mr. Boguski entered into a second amendment to his employment agreement (the “Boguski Amendment”). The Boguski Amendment provides that, effective January 1, 2011, Mr. Boguski will become President and Chief Executive Officer of the Company, and sets forth, among other things, the job summary, essential functions and knowledge, skills and abilities required in connection with such position. The preceding description of the Boguski Amendment is qualified in its entirety by reference to the Boguski Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2, and to the Employment Agreement by and between Mr. Boguski and Eastern Services Corporation, dated March 17, 2005, which is attached as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2005, both of which are incorporated herein by reference.

In connection with the succession plan, on August 23, 2010, Mr. Eckert entered into a second amendment to his employment agreement (the “Eckert Amendment”). The Eckert Amendment provides that, effective January 1, 2011, Mr. Eckert will become Vice Chairman of the Company. The Eckert Amendment provides that, as Vice Chairman, Mr. Eckert will provide strategic leadership for the Company by working with the Board of Directors and management to establish long-range goals, strategies, plans and policies. The Eckert Amendment sets forth the essential functions of the Vice Chairman position and lists the knowledge, skills and abilities required to serve in such position. The preceding description of the Eckert Amendment is qualified in its entirety by reference to the Eckert Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and to the Employment Agreement by and between Mr. Eckert and Eastern Services Corporation, dated March 17, 2005, which is attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2005, both of which are incorporated herein by reference.

Management Annual Incentive Plan

On August 19, 2010, the Company’s Board of Directors approved a Management Annual Incentive Plan (the “Plan”), which will become effective on January 1, 2011.

The purposes of the Plan, as stated therein, are to (i) motivate and reward management for positive performance on an annual basis, (ii) provide a form of variable compensation to management which is directly linked to their individual and collective performance, and (iii) emphasize the growth and profitability of the Company.

Participation in the plan will be recommended at the beginning of each plan year by the President and Chief Executive Officer, and approved by the Compensation Committee and Board of Directors. To participate, an individual must be a regular employee of the Company in a senior management position and under the review of the Compensation Committee, unless otherwise approved by the Compensation Committee. The President and Chief Executive Officer’s participation will be approved annually by the Compensation Committee and subsequently by the Board of Directors.

A participant’s eligibility ceases at termination of employment (other than retirement, death, or disability) and the executive will not receive any awards under the Plan for the year of termination. Termination as a result of retirement, death or disability with a minimum of six months of service during the year of occurrence, will result in pro-rated awards under the Plan.

The Plan is based upon annual company financial performance factors, which may change from year to year, and each factor has quantifiable objectives consisting of threshold, target, and optimum goals. Additionally, a portion of each participant’s award may be based on individual performance objectives, determined by management, subject to approval of the Compensation Committee, at the beginning of each year. Such individual performance factors will be based primarily on quantitative measures.

Awards under the Plan will be calculated by comparing actual performance to the established performance factors at year-end. Company performance below threshold will result in no award under the Plan for the Company portion of the award. Awards for individual performance may still be paid, with Compensation Committee approval, at a reduced level and according to each participant’s individual performance.

Once established, performance factors will remain in place for the respective fiscal year. Participation, performance factors, thresholds, targets, and any other participation features are established each plan year and may change from year to year according to the strategic objectives of the company.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Second Amendment to Employment Agreement by and between Eastern Services Corporation and Bruce M. Eckert, dated August 23, 2010

10.2	Second Amendment to Employment Agreement by and between Eastern Services Corporation and Michael L. Boguski, dated August 23, 2010

10.3	Management Annual Incentive Plan

99.1	Press Release dated August 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.
Dated: August 25, 2010

	By:	/S/ KEVIN M. SHOOK
Kevin M. Shook
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement by and between Eastern Services Corporation and Bruce M. Eckert, dated August 23, 2010

10.2	Second Amendment to Employment Agreement by and between Eastern Services Corporation and Michael L. Boguski, dated August 23, 2010

10.3	Management Annual Incentive Plan

99.1	Press Release dated May 4, 2010.

4